As filed with the Securities and Exchange Commission on August 26, 2021

Registration No.  333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SEQLL INC.

(Exact name of registrant as specified in its charter)

Delaware	3826	46-5319744
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

317 New Boston Street, Suite 210
Woburn, Massachusetts 01801
(781) 460-6016

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel Jones
Chief Executive Officer
317 New Boston Street, Suite 210
Woburn, Massachusetts 01801
(781) 460-6016

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric M. Hellige, Esq. Pryor Cashman LLP 7 Times Square New York, New York 10036-6569 Telephone: (212) 326-0846 Fax: 212-326-0806	Barry Grossman, Esq. Sarah E. Williams, Esq. Matthew Bernstein, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Telephone: (212) 370-1300 Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒    333-254886

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)(3)	Amount of registration fee(4)
Units consisting of:
(i) Common Stock, par value $0.00001 per share	$2,305,750	$251.56
(ii) Warrants to purchase Common Stock(5)	—	—
Common Stock issuable upon exercise of the Warrants	2,305,750	251.56
Representative Warrants(5)	—	—
Common Stock issuable upon exercise of the representative’s warrants(6)	126,817	13.84
Total Registration Fee	$4,738,317	$516.96

(1)	Represents only the additional aggregate offering price of the shares of common stock and warrants being registered, and includes the additional aggregate offering price of the additional shares of common stock and warrants that the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1, as amended (Registration No. 333-254886).

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $25,995,750 on the Registration Statement on Form S-1, as amended (Registration No. 333-254886), which was declared effective by the Securities and Exchange Commission on August 26, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $4,738,317 are hereby registered.

(3)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares of common stock registered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(4)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

(5)	No separate fee is required pursuant to Rule 457(i) of the Securities Act.

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The representative’s warrants are exercisable at a per share exercise price equal to 110% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representative’s warrants is equal to 110% of $115,288 (which is 5% of $2,305,750).

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

SeqLL Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (Registration No. 333-254886) (the “Prior Registration Statement”), which the Commission declared effective on August 26, 2021.

The Registrant is filing this Registration Statement for the sole purpose of increasing by $4,738,317 the proposed maximum aggregate offering price of shares its common stock, $0.0001 par value per share, and warrants to purchase common stock to be registered for sale. The additional shares and warrants that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement, and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Pryor Cashman LLP as to the validity of the securities being offered.

23.1	Consent of Wolf & Company, P.C., independent registered public accounting firm.

23.2	Consent of Pryor Cashman LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Powers of Attorney (incorporated by reference to page II-8 of the Registration Statement on Form S-1 (Registration No. 333-254886) filed on March 31, 2021).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, State of Massachusetts, on this 26th day of August, 2021.

SEQLL INC.

By:	/s/ Daniel Jones
Daniel Jones Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel Jones	Chief Executive Officer and Chairman	August 26, 2021
Daniel Jones	(Principal Executive Officer)
/s/ John W. Kennedy	Chief Financial Officer	August 26, 2021
John W. Kennedy	(Principal Financial and Accounting Officer)

/s/ *	Director	August 26, 2021
Douglas Miscoll
/s/ *	Director	August 26, 2021
David Pfeffer

*By	/s/ Daniel Jones
Daniel Jones Attorney-in-fact

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